ZaZa Energy Corporation

1301 McKinney Street

Suite 2850

Houston, TX  77010

NEWS   RELEASE

NEWS   RELEASE

ZAZA ENERGY CORPORATION ANNOUNCES JOINT VENTURE

WITH LARGE INDEPENDENT TO FURTHER DEVELOP ITS EAGLEBINE ASSETS

Joint venture partner to carry ZaZa on  up to the first nine wells and make substantial cash payment

Joint venture partner to operate three-phase roll-out covering all of ZaZa’s acreage,

save and except 19K net acres retained 100% by ZaZa in the middle of the block adjacent to recent discoveries

HOUSTON, TX (March 25, 2013) - ZaZa Energy Corporation (“ZaZa” or the “Company”)(NASDAQ: ZAZA) today announced that it has signed a Joint Exploration and Development Agreement (the “Agreement”) with one of the largest independent crude oil and natural gas companies in the United States to further develop ZaZa’s Eaglebine assets.

Under the terms of the Agreement, ZaZa’s joint venture partner will receive up to a 75% working interest in up to 55K net acres and operate the JV acreage comprising 73K of ZaZa’s 92K net mineral acres.  ZaZa will retain a 25% working interest in the 73K acres.  These assets include certain lands located in Walker, Grimes, and Madison, Trinity and Montgomery Counties, Texas, which are wholly owned by ZaZa, and also incorporate certain properties that are covered within the Participation Agreement with Range Texas Production, LLC, a wholly-owned subsidiary of Range Resources Corporation.

Early-stage drilling preparations are already underway for the first two (2) JV wells and the Company expects that the joint venture partner will have drilled the first three (3) earning wells by January 2014.

According to Todd A. Brooks, ZaZa’s President and CEO, “Partnering with one of the largest unconventional oil focused operators in the country validates the Eaglebine work program that has been executed by ZaZa to date. Our new joint venture will benefit from economies of scale and focus on optimizing field development and accelerating production at a reduced cost.”

The development program consists of three phases, each covering a three well drilling program plus associated cash payments. Phases two and three are electable by our partner upon satisfaction of the preceding phase’s work obligations.

About ZaZa Energy Corporation

Headquartered in Houston, Texas, with offices in Corpus Christi, Texas and Paris, France, ZaZa Energy Corporation is a publicly traded exploration and production company with primary assets in the Eagle Ford and Eaglebine resource plays in Texas. More information about the Company may be found at www.zazaenergy.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "forecasts" and similar references to future periods. These statements include, but are not limited to, statements about ZaZa’s ability to execute on exploration, production and development plans, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance

713-595-1900 (Office)       ●713-595-1919 (Fax)●www.zazaenergy.com

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proceeds, the ability of ZaZa to obtain additional capital, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. While forward-looking statements are based on our assumptions and analyses that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties that could cause our actual results, performance and financial condition to differ materially from our expectations. See "Risk Factors" in most recent filings with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

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JMR Worldwide

Jay Morakis, Partner

+1 212-786-6037

jmorakis@jmrww.com